Exhibit 99.1

Juno Therapeutics Reports First Quarter 2015 Financial Results

Conference call to be held on Monday, May 11, 2015 at 5:00 p.m. Eastern Time

-	Positive momentum on clinical trials and research continues

-	Multiple strategic transactions further strengthen technology platform and capabilities

-	Strong quarter-end cash position of $447.6 million

-	Affirmed 2015 cash burn guidance of $125 million to $150 million, excluding cash inflows or outflows from business development activities and now-settled litigation

SEATTLE, May 11, 2015 (GLOBE NEWSWIRE) – Juno Therapeutics, Inc. (NASDAQ: JUNO), a biopharmaceutical company focused on re-engaging the body’s immune system to revolutionize the treatment of cancer, today reported business highlights and financial results for the first quarter of 2015.

“I am pleased by our progress this quarter; we advanced a number of important priorities, strengthened our IP position by settling a dispute over a key patent, and we continued to make good progress across a number of clinical trials and research priorities,” stated Hans Bishop, Juno’s CEO. “In addition to advancing our pipeline and internal research efforts this quarter, we completed a number of strategic transactions that further extend and expand our ability to develop and manufacture best in class therapies across a broad array of cancers.”

First Quarter 2015 and Recent Corporate Highlights

•	JCAR017 data presented at the 2015 American Association for Cancer Research demonstrating an encouraging 91% complete remission rate by flow cytometry in 22 evaluable relapsed or refractory pediatric acute lymphoblastic leukemia (ALL) patients who typically respond very poorly to standard treatment options.

•	Began construction on a leased facility in Bothell, Washington to support Juno’s clinical and commercial manufacturing activities and entered into a separate lease agreement for a build-to-suit corporate headquarters for the company in Seattle, Washington.

•	Acquired Stage Cell Therapeutics GmbH (Stage), bringing access to transformative cell selection and activation capabilities, next generation manufacturing automation technologies, enhanced supply chain control, and lower expected long-term cost of goods.

•	Executed a strategic research collaboration and license agreement with Fate Therapeutics to identify and utilize small molecules to modulate Juno’s T cell product candidates to improve their therapeutic properties.

•	Entered research collaboration with MedImmune to conduct combination clinical trials in immuno-oncology with one of Juno’s CD19-directed CAR T cell candidates and MedImmune’s investigational programmed cell death ligand 1 (PD-L1) immune checkpoint inhibitor, MEDI4736.

•	Reached a favorable settlement that resolved litigation with the University of Pennsylvania and Novartis Pharmaceuticals Corporation and included an initial payment as well as potential future milestone and royalty payments to Juno.

First Quarter 2015 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities as of March 31, 2015 were $447.6 million compared to $474.1 million as of December 31, 2014.

•	Cash Burn: Cash burn in the first quarter of 2015 was $26.4 million compared to $13.3 million in the first quarter of 2014. The increase of $13.1 million was primarily due to increased cash used in operations of $12.1 million related to the overall growth of Juno’s business, including the hiring of key talent, increased purchases of property and equipment of $2.1 million, and the payment of costs related to Juno’s IPO of $1.7 million. The first quarter of 2014 included an investment in a strategic supplier, Stage, of $3.5 million.

•	R&D Expenses: Research and development expenses in the first quarter of 2015, inclusive of non-cash expenses and computed in accordance with GAAP, were $57.8 million compared to $2.9 million in the first quarter of 2014. The increase of $54.9 million was primarily due to a $38.9 million in expenses related to the change in estimated value and elapsed accrual period for Juno’s potential success payments to the Fred Hutchinson Cancer Research Center (FHCRC) and Memorial Sloan Kettering Cancer Center (MSK), as well as an increase in expenditures to expand the company’s overall research and development capabilities, hire key talent, and advance programs at Juno’s founding institutions, and an increase in non-cash stock-based compensation expense.

•	Non-GAAP R&D Expenses: Non-GAAP research and development expenses in the first quarter of 2015 were $17.0 million.

•	G&A Expenses: General and administrative expenses in the first quarter of 2015, inclusive of non-cash expenses and computed in accordance with GAAP, were $6.7 million compared to $3.4 million in the first quarter of 2014. The increase of $3.3 million was primarily due to higher personnel expense, including non-cash stock-based compensation expense, an increase in patent and corporate legal fees, and the increased costs of being a public company.

•	Litigation Expense: Litigation expense was $0.7 million for the first quarter of 2015 compared to $2.0 million for the first quarter of 2014. Litigation expense was comprised of costs Juno incurred with respect to Trustees of the University of Pennsylvania v. St. Jude Children’s Research Hospital, Civil Action No. 2:13-cv-01502-SD (E.D. Penn.), as well as expenses Juno is required to reimburse to St. Jude Children’s Research Hospital with respect to this litigation. In April 2015 this litigation was settled, in connection with which Novartis paid Juno $12.25 million, which will be applied to cover St. Jude’s and Juno’s litigation expenses.

•	GAAP Net Loss: Net loss for the first quarter of 2015 was $65.0 million, or $0.79 per share, compared to $8.9 million, or $1.41 per share, for the first quarter of 2014.

•	Non-GAAP Net Loss: Non-GAAP net loss for the first quarter of 2015 was $24.2 million, or $0.30 per share. Non-GAAP net loss and non-GAAP research and development expenses for the first quarter of 2015 exclude the following:

•	Success payment expense of $38.9 million for the first quarter of 2015, associated with the change in estimated value and elapsed accrual period for Juno’s potential success payment liabilities to FHCRC and MSK;

•	Non-cash stock-based compensation expense of $1.9 million for the first quarter of 2015 related to a 2013 restricted stock award to a co-founding director that became a consultant upon his departure from Juno’s board of directors in 2014.

A reconciliation of GAAP net loss to non-GAAP net loss is presented below under “Non-GAAP Financial Measures.”

2015 Financial Guidance

Juno expects to burn between $125 million and $150 million in cash in 2015, excluding cash inflows or outflows from business development activities and the now-settled litigation.

Conference Call Information

The company will host a conference call today to review Juno’s financial results for the first quarter of 2015 beginning at 2:00 p.m. Pacific Time (PT)/5:00 p.m. Eastern Time (ET). Analysts and investors can participate in the conference call by dialing (855) 780-7198 for domestic callers and +1 (631) 485-4870 for international callers, using the conference ID# 3560174.

The webcast can be accessed live on the Investor Relations page of Juno’s website, www.JunoTherapeutics.com, and will be available for replay for 30 days following the call.

About Juno

Juno Therapeutics, Inc. is building a fully integrated biopharmaceutical company focused on revolutionizing medicine by re-engaging the body’s immune system to treat cancer. Founded on the vision that the use of human cells as therapeutic entities will drive one of the next important phases in medicine, Juno is developing cell-based cancer immunotherapies based on chimeric antigen receptor and high-affinity T cell receptor technologies to genetically engineer T cells to recognize and kill cancer. Juno is developing multiple cell-based product candidates to treat a variety of B-cell malignancies as well as solid tumors. Several product candidates have shown compelling evidence of tumor shrinkage in the clinical trials in refractory leukemia and lymphoma conducted to date. Juno’s long-term aim is to improve and leverage its cell-based platform to develop new product candidates that address a broader range of cancers and human diseases. Juno brings together innovative technologies from some of the world’s leading research institutions, including the Fred Hutchinson Cancer Research Center, Memorial Sloan Kettering Cancer Center, Seattle Children’s Research Institute, and The National Cancer Institute.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding Juno’s mission, business focus, business plans, and IP position; Juno’s ability to extend and expand its ability to develop best in class therapies across a broad array of cancers; the ability of the Bothell, Washington facility to support Juno’s clinical and commercial manufacturing activities; the potential of the capabilities and technology acquired in the Stage Cell Therapeutics GmbH acquisition, including expectations regarding supply chain control and long-term cost of goods; the objectives of the Fate Therapeutics and MedImmune collaborations; the potential to receive milestone and royalty payments from Novartis Pharmaceuticals Corporation; and Juno’s expected cash burn for 2015. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of Juno’s product development activities and clinical trials, and Juno’s ability to finance these activities and trials; Juno’s ability to obtain regulatory approval for and to commercialize its product candidates; Juno’s ability to establish a commercially-viable manufacturing process and manufacturing infrastructure; regulatory requirements and regulatory developments; success of Juno’s competitors with respect to competing treatments and technologies; Juno’s dependence on third-party collaborators and other contractors in Juno’s research and development activities, including for the conduct of clinical trials and the manufacture of Juno’s product candidates; Juno’s ability to obtain, maintain, or protect intellectual property rights related to its product candidates; amongst others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Juno’s business in general, see Juno’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015 and Juno’s other periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Juno disclaims any obligation to update these forward-looking statements.

Juno Therapeutics, Inc.

Statements of Operations

(unaudited)

(In thousands, except share and per share data)

	Three months ended March 31,
	2015	2014
Operating expenses:
Research and development	57,799	2,939
General and administrative	6,670	3,391
Litigation	691	1,990

Total operating expenses	65,160	8,320

Loss from operations	(65,160)	(8,320)
Interest income, net	195	—
Other income (expense)	—	(629)

Net loss	$(64,965)	$(8,949)

Net loss per share, basic and diluted	$(0.79)	$(1.41)

Weighted average common shares outstanding, basic and diluted	82,507,813	6,330,843

Juno Therapeutics, Inc.

Condensed Balance Sheets

(unaudited)

(In thousands)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$395,594	$435,640
Prepaid expenses and other current assets	5,145	3,595

Total current assets	400,739	439,235
Property and equipment, net	15,402	4,018
Long-term marketable securities	52,032	38,411
Other assets	7,873	7,499

Total assets	$476,046	$489,163

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued liabilities	$13,276	$15,673
Success payment liabilities	123,830	84,920
Build-to-suit lease obligation	341	—

Total current liabilities	137,447	100,593
Build-to-suit lease obligation, less current portion	9,545	—
Other long-term liabilities	—	38
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	740,310	734,895
Accumulated other comprehensive loss	(18)	(90)
Accumulated deficit	(411,246)	(346,281)

Total stockholders’ equity	329,054	388,532

Total liabilities and stockholders’ equity	$476,046	$489,163

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Juno uses certain non-GAAP financial measures to evaluate its business. Juno’s management believes that these non-GAAP financial measures are helpful in understanding Juno’s financial performance and potential future results. These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Juno’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Juno’s management plans to use these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Juno’s business and make operating decisions. In addition, Juno’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Juno’s results from period to period and allows for greater transparency with respect to key financial metrics Juno uses in making operating decisions. Juno endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. The following is a reconciliation of GAAP to non-GAAP financial measures:

Juno Therapeutics, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands, except share and per share data)

(unaudited)

Three months ended March 31, 2015
Net loss - GAAP	$(64,965)
Adjustments:
Success payment expense (1)	38,910
Non-cash stock-based compensation expense (2)	1,896

Net loss - Non-GAAP	$(24,159)

Net loss per share - GAAP	$(0.79)
Adjustments:
Success payment expense (1)	0.47
Non-cash stock-based compensation expense (2)	0.02

Net loss per share, basic and diluted - Non-GAAP	$(0.30)

Weighted average common shares outstanding, basic and diluted	82,507,813

Juno Therapeutics, Inc.

Reconciliation of GAAP to Non-GAAP Research and Development Expenses

(In thousands)

(unaudited)

Three months ended March 31, 2015
Research and development expense - GAAP	$57,799
Adjustments:
Success payment expense (1)	(38,910)
Non-cash stock-based compensation expense (2)	(1,896)

Research and development expense - Non-GAAP	$16,993

(1)	The success payment expense represents the change in the estimated value of the success payments and the associated elapsed service period. As of March 31, 2015, the estimated fair value of the success payments to FHCRC and MSK were approximately $162.9 million and $67.4 million, respectively. If a success payment threshold is met, Juno may pay FHCRC and MSK the applicable success payment in cash or publicly-traded equity at Juno’s discretion. The success payment liabilities are subject to re-measurement each reporting period and may fluctuate from quarter-to-quarter and year-to-year, sometimes significantly, resulting in either an expense or a gain depending on the trading price of Juno common stock, estimated term, expected volatility, risk-free interest rate, estimated number and timing of valuation measurement dates, and estimated indirect costs related to the collaboration projects conducted by FHCRC that are creditable against the success payments to FHCRC.

(2)	This relates to a restricted stock grant in 2013 to a former co-founding director who became a consultant upon his departure from Juno’s board of directors in 2014. Unlike other outstanding awards to Juno’s employees, scientific founders, and directors, the value of this restricted stock award is subject to re-measurement each reporting period as the award vests and may result in the associated expense fluctuating from quarter-to-quarter and year-to-year, sometimes significantly, based on changes in the trading price of Juno common stock through the end of the vesting period.

Investor Relations Contact:

David Walsey, W2O Group

dwalsey@w2ogroup.com, 858-617-0772

Media Contact:

Julie Normart, W2O Group

jnormart@w2ogroup.com, 415-946-1087